Exhibit 23(a)

8001 Broadway, Suite 400 Merrillville, IN 46410-5552 219.769.3900 Fax 219.769.3906 www.bkd.com
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statement of CTS Corporation on Form S-8 (File No. 333-106614) of our report dated June 12, 2009, on our audit of the financial statements and financial statement schedules of CTS Corporation Retirement Savings Plan as of December 31, 2008 and 2007, and for the year ended December 31, 2008, which report is included in this Annual Report on Form 11-K.
/s/ BKD, LLP
Merrillville, Indiana
June 12, 2009